AMENDMENT TO LOAN AND NOTE MODIFICATION AGREEMENT

THIS AMENDED TO LOAN AND NOTE MODIFICATION AGREEMENT (this "Agreement") is entered into and made effective as of May 27, 2014 by and between BOCO INVESTMENTS, LLC, a Colorado limited liability company ("Lender" or "BOCO"), and WESTMOUNTAIN GOLD, INC., a Colorado corporation ("Borrower" or the "Company").

RECITALS

WHEREAS, Lender and Borrower entered into a Loan and Note Modification Agreement dated and made effective as of April 15, 2014 (the "Loan Modification Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, Lender and Borrower desire to amend the Loan Modification Agreement as more particularly set forth herein, subject to and in accordance with the terms and conditions set forth below.

AMENDMENT

NOW, THEREFORE, in consideration of the covenants of the parties herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Recitals.

(a) The fourth recital paragraph of the Loan Modification Agreement shall be amended to read as follows:

"WHEREAS, the Company is presently indebted to Minex Exploration ("Minex") in the amount of $718,814.04 (the "Minex Payable");

(b) The fifth recital paragraph of the Loan Modification Agreement shall be amended to read as follows:

"WHEREAS, the Company and Minex have agreed to convert $400,000 of the Minex Payable into shares of the Company's common stock at a price per share of $0.45 (the "Minex Conversion"); and"

(c) The sixth recital paragraph of the Loan Modification Agreement shall be amended to read as follows:

"WHEREAS, upon the Minex Conversion and in conjunction with the Company's upcoming Eight Million Dollar ($8,000,000) debt-equity offering (which shall occur no later than June 30, 2014) (the "Debt-Equity Offering"), Lender and Borrower have agreed subject to and upon the completion of certain milestones: (i) to provide for the payment and/or conversion of the outstanding Notes, including all accrued interest thereon, into shares of common stock of the Borrower; (ii) to modify the Loan Documents to extend the respective maturity dates of the September 2012

Note, the May 2013 Note, and the June 2013 Note to December 31, 2015; (iii) to extend and re-price the Warrants; (iv) to issue new, additional warrants to Lender; and (v) to provide for the investment of additional funds by Lender in Borrower's Debt-Equity Offering;"

2. Amendment of Minex Conversion Amount. Section 1 of the Loan Modification Agreement shall be amended to read as follows:

"**1. Minex Conversion.** Prior to the Company's Debt-Equity Offering, the Company and Minex shall complete the Minex Conversion whereby Minex shall accept 888,889 shares of the Company common stock as payment in full of $400,000 of the Minex Payable."

3. Amendment of Debt-Equity Offering Provision. The first paragraph of Section 2 of the Loan Modification Agreement shall be amended to read as follows:

"**2. Debt-Equity Offering**. Provided the Company completes the Minex Conversion, the Company and BOCO agree that, in conjunction with a private-placement offering of combined debt and equity of at least Three Million Dollars ($3,000,000) that occurs on or before June 30, 2014: . . ."

4. Amendment of Additional Cash Investment in Debt-Equity Offering. Section 2(b) of the Loan Modification Agreement shall be amended to read as follows:

"(b) Additional Cash Investment in Debt-Equity Offering. In addition to the conversion of its February 2014 Bridge Note, BOCO shall invest (by either payment of cash or conversion debt) an additional amount, not to exceed One Million Dollars ($1,000,000), on a dollar-for-dollar basis with the first million dollars in third-party cash proceeds raised by the Company in the Debt-Equity Offering."

5. Effect of Modification. The provisions of this Agreement shall supersede and replace the corresponding paragraphs of the Loan Modification Agreement, including the prior amendments thereto. Except as specifically provided herein, all other terms, conditions, and provisions of the Loan Modification Agreement shall remain unchanged and shall continue in full force and effect.

6. Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic means (e.g., by .pdf), any of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

EXHIBIT A

Loan and Note Modification Agreement

IN WITNESS WHEREOF, the undersigned parties, by their duly authorized representatives, have executed this Amendment to Loan and Note Modification Agreement as of the date first written above.

Lender:

BOCO INVESTMENTS, LLC

By: Bohemian Asset Management, Inc.
Its: Managing Member

____
Joseph C. Zimlich, President

Address:
262 E. Mountain Ave.
Fort Collins, CO 80524

Borrower:

WESTMOUNTAIN GOLD, INC.

____
By: Greg Schifrin
Its: President and Chief Executive Officer

Address:
120 E. Lake Street, Suite 401
Sandpoint, ID 83864